                             CONYERS DILL & PEARMAN
                             BARRISTERS & ATTORNEYS

   CLARENDON HOUSE, 2 CHURCH STREET, P.O. BOX HM 666, HAMILTON HM CX, BERMUDA
     TELEPHONE: (441) 295 1422 FACSIMILE: (441) 292 4720 E-MAIL: INFO@CDP.BM
                              INTERNET: WWW.CDP.BM

July 1, 2005

Scottish Re Group Limited                       DIRECT LINE: 441 299 4918
Crown House, Third Floor                        E-MAIL:  cgcollis@cdp.bm
4 Par-la 1-1 Ville Road                         OUR REF: CGC/ns/corpdocs.148004
Hamilton HM 12                                  YOUR REF:
Bermuda

Dear Sirs

RE: SCOTTISH RE GROUP - PROSPECTUS SUPPLEMENT re 5,000,000 NON-CUMULATIVE
PERPETUAL PREFERRED SHARES

We hereby consent to the filing with the Commission of this consent as an exhibit to this Current Report on Form 8-K and to the use of our name in the
Final Prospectus under the caption "Certain Tax Considerations"--Taxation of
Scottish Re and its Subsidiaries--Bermuda".

Yours faithfully

/s/ Conyers Dill & Pearman
--------------------------
CONYERS DILL & PEARMAN

BERMUDA            ANGUILLA         BRITISH VIRGIN ISLANDS        CAYMAN ISLANDS
HONG KONG                          LONDON                              SINGAPORE